Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-127803, No. 333-113554, and No. 333-105966) on Form S-8 and in the
Registration Statements (No.333-136830 and No. 333-129336)on Form S-3 of ENGlobal Corporation of our reports dated March 27, 2008, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of ENGlobal Corporation for the year ended December 31, 2007.

Our report dated March 27, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expressed an opinion that ENGlobal Corporation had not maintained effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).



/s/ Hein & Associates LLP
-------------------------
Hein & Associates LLP.
Houston, Texas
March 27, 2008